Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEXICON ANNOUNCES PRICING OF COMMON STOCK OFFERING

The Woodlands, Texas, November 20, 2014 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced the pricing of its previously announced underwritten public offering of $50,000,000 of shares of its common stock pursuant to an effective shelf registration statement. The offering will consist of 49,751,244 shares of common stock at a public offering price of $1.005 per share. Lexicon has also granted the underwriters a 30-day option to purchase up to 7,462,687 additional shares of common stock. All of the shares in the offering will be sold by Lexicon. J.P. Morgan Securities, LLC and Goldman, Sachs & Co. are acting as joint book-runners for the offering and Needham & Company, LLC and Stifel, Nicolaus & Company, Incorporated are acting as co-managers for the offering. Lexicon expects to close the offering on November 26, 2014, subject to the satisfaction of customary closing conditions.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted. The offering of these securities will be made only by means of a final prospectus supplement and accompanying prospectus forming a part of the effective shelf registration statement, copies of which may be obtained from J.P. Morgan Securities LLC via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at 866-803-9204 or from Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department, or by telephone at 866-471-2526 or by e-mail at

prospectus-ny@ny.email.gs.com.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for an offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and related final prospectus supplement and other documents that the issuer has filed or will file with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, you may obtain a final prospectus supplement and accompanying prospectus as indicated above.

About Lexicon

Lexicon is a biopharmaceutical company focused on developing breakthrough treatments for human disease. Lexicon has clinical-stage drug programs for diabetes, carcinoid syndrome, and other indications, all of which were discovered by Lexicon’s research team. Lexicon has used its proprietary gene knockout technology to identify more than 100 promising drug targets.

Safe Harbor Statement

This press release contains “forward-looking” statements, including statements related to Lexicon’s expectations regarding the completion, timing and size of the proposed offering. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “intends” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Lexicon’s results to differ materially from those indicated by these forward-looking statements, including risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Lexicon will be able to complete the proposed public offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed public offering, Lexicon and its business can be found under the heading “Risk Factors” in Lexicon’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013, and under the heading “Risk Factors” in the final prospectus supplement related to the proposed public offering of common stock to be filed with the Securities and Exchange Commission. Unless required by applicable law, Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact for Lexicon:

Chas Schultz

Senior Director, Finance and Communications

281/863-3421

cschultz@lexpharma.com